                                                                   EXHIBIT 10.25

                      THIRD AMENDMENT AND MODIFICATION OF
                            REIMBURSEMENT AGREEMENTS


        THIS THIRD AMENDMENT AND MODIFICATION OF REIMBURSEMENT AGREEMENTS (the "Third Amendment") entered into as of the 12th day of March, 2001 by and between ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION ("Bank") with reference to the following facts:

                                    RECITALS

        A. Pursuant to Reimbursement Agreement dated as of November 1, 1996 by and between Borrower and Bank (the "Washington Reimbursement Agreement"), Bank issued a letter of credit on behalf of Borrower in the total Stated Amount of $8,667,671.20 (the "Washington Letter of Credit") to Norwest Bank Minnesota, National Association, as Trustee under that certain Indenture of Trust dated as of November 1, 1996, in connection with the issuance by the Washington State Housing Finance Commission of $8,500,000 in aggregate principal amount of its Variable Rate Demand Multifamily Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1996 (the "Washington Bonds"). Borrower's obligations under the Washington Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on 5 real properties located in the State of Washington legally described in Exhibit B-1 through Exhibit B-5 to the Washington Reimbursement Agreement and by this reference incorporated herein (collectively, "the Washington Properties") and other security interests in other real and personal property owned by Borrower.

        B. Pursuant to Reimbursement Agreement dated as of July 1, 1997 by and between Borrower and Bank (the "Idaho Reimbursement Agreement"), Bank issued a letter of credit on behalf of Borrower in the total Stated Amount of $7,494,987 (the "Idaho Letter of Credit") to First Security Bank, N.A., as Trustee under that certain Indenture of Trust dated as of July 1, 1997, in connection with the issuance by the Idaho Housing and Finance Association of $7,350,000 in aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1997 (the "Idaho Bonds"). Borrower's obligations under the Idaho Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on 4 real properties located in the State of Idaho legally described in Exhibit B-1 through Exhibit B-4 to the Idaho Reimbursement Agreement and by this reference incorporated herein (collectively, the "Idaho Properties") and other security interests in other real and personal property owned by Borrower.

      C. Pursuant to Reimbursement Agreement dated as of July 1, 1998 by and between Borrower and Bank (the "Ohio Reimbursement Agreement"), Bank issued a letter of credit on behalf of Borrower in the total Stated Amount of $13,480,779 (the "Ohio Letter of Credit") to PNC Bank, National Association, as Trustee under that certain Indenture of Trust dated as of July 1, 1998, in connection with the issuance by the Ohio Housing Finance Agency of $12,690,000 in aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc, Project) 1998 Series A-1 and $530,000 in aggregate principal amount of its Taxable Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project) 1998 Series A-2 (the "Taxable Bonds") (collectively, the "Ohio Bonds"). Borrower's obligations under the Ohio Reimbursement Agreement are secured, in part, by open-ended mortgages, security agreements, assignment of leases and rents and fixture filings on 7 real properties located in the State of Ohio legally described in Exhibit B-1 through Exhibit B-7 to the Ohio Reimbursement Agreement and by this reference incorporated herein (collectively, the "Ohio Properties") and other security interests in other real and personal property owned by Borrower.

        D. Pursuant to Amendment and Modification of Reimbursement Agreements dated as of August 18, 1999 (the "Modification"), the Bank agreed to forbear and waive certain defaults by Borrower under the Washington Reimbursement Agreement, the Idaho Reimbursement Agreement and the Ohio Reimbursement Agreement and the Related Documents (as defined in each Reimbursement Agreement) in exchange for the modification and restructure of the Borrower's obligations to the Bank as set forth in the Modification. The Washington Reimbursement Agreement, the Idaho Reimbursement Agreement and the Ohio Reimbursement Agreement, each as modified by the Modification and the Second Amendment (defined below), are hereinafter referred to collectively as the "Reimbursement Agreements." The Washington Properties, the Idaho Properties, the Ohio Properties and all other facilities owned or leased by the Borrower that are financed with the proceeds of a Bank credit enhanced bond issue, including, but not limited to, all facilities financed by the Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (LTC Properties, Inc. Project), Series 1995 are hereinafter referred to individually as a "Bond Financed Property" and collectively as the "Bond Financed Properties."

        E. As part of the modification and restructure of the Borrower's obligations to the Bank under the Reimbursement Agreements set forth in the Modification, the Borrower deposited $8,300,000 in cash collateral with the Bank (the "Cash Collateral"), which Cash Collateral constitutes security for any and all indebtedness of Borrower to the Bank, including, but not limited to the Borrower's obligations under the Reimbursement Agreements and the Related Documents. The Bank has since released $4,000,000 of the Cash Collateral to Borrower pursuant to the terms of Section 3.B of the Modification. The Bank continues to hold $4,300,000 of the Cash Collateral pursuant to the terms of
Section 3.C of the Modification.

      F. Pursuant to Second Amendment and Modification of Reimbursement Agreements dated as of July 28, 2000 (the "Second Amendment") Bank agreed to forbear and waive certain defaults by Borrower under the Reimbursement Agreements in exchange for the modification and restructure of Borrower's obligations to the Bank as set forth in the Second Amendment. As part of the Second Amendment, the Borrower granted Bank, as security for the Borrower's obligations to the Bank under the Reimbursement Agreements and other Related Documents, a first lien deed of trust, security agreement, assignment of leases and rents and fixture filings on three assisted living facilities located in the State of Washington owned and operated by Borrower and legally described in Exhibits A through C to the Second Amendment (individually, an "Additional Property" and collectively, the "Additional Properties") (the "Additional Properties Deed of Trust"), a first lien assignment of leases and cash collateral with respect to the Additional Properties (the "Additional Properties Assignment of Leases") and other real and personal property security interests. The Additional Properties constitute security for any and all indebtedness of Borrower to Bank, including, but not limited to, Borrower's obligations under the Reimbursement Agreements and the Related Documents.

        G. Borrower has requested that Bank waive Bank's right to declare an Event of Default under the Reimbursement Agreements and Related Documents (as defined in the Reimbursement Agreements) by reason of Borrower's failure to comply with certain financial covenants and Bank is willing to waive Bank's right to declare an Event of Default under the Reimbursement Agreements on the express condition that Borrower agree to further modify and restructure Borrower's obligations under the Reimbursement Agreements and Related Documents on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

        1. Incorporation of Recitals. Each recital set forth above is incorporated into this Third Amendment as though fully set forth herein. Unless the context clearly provides otherwise, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Modification or if not defined therein as defined in the Second Amendment, or the Reimbursement Agreements.

        2. Waiver of Right to Declare an Event of Default. In exchange for the further modification and restructure of Borrower's obligations to Bank under the Reimbursement Agreements on the terms and conditions hereinafter set forth, Bank will waive Bank's right to declare an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) by reason of the Borrower's failure to comply with the cash flow coverage covenant set forth in Section 7.01(G)(iii)(a) of each of the Reimbursement Agreements at the corporate level for the quarter ending December 31, 2000 and Borrower's anticipated failure to comply with such covenant for the quarter ending March 31, 2001 and the Bank's right to declare an Event of Default under the Reimbursement Agreements and the Related Documents by reason of the Borrower's failure to maintain the difference between Current Assets less Current Liabilities at a number greater than or equal to $1,000,000 as set forth in Section 7.01(G)(i) of each of the Reimbursement Agreements for the quarters ending September 30, 2000 and December 31, 2000. As of the date of this Third Amendment Bank has not received written notice from any person or entity of the occurrence of any other event that would constitute an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

        3. Modification and Restructure of Reimbursement Agreements. In exchange for the waiver of the Bank's right to declare an Event of Default under the Reimbursement Agreements by reason of the Borrower's failure to comply with the cash flow coverage covenant set forth in Section 7.01(G)(iii)(a) of the Reimbursement Agreements at the corporate level for the quarter ending December 31, 2000 and Borrower's anticipated failure to comply with such covenant for the quarter ending March 31, 2001 and the Bank's right to declare an Event of Default under the Reimbursement Agreements and the Related Documents by reason of the Borrower's failure to maintain the difference between Current Assets less Current Liabilities at a number greater than or equal to $1,000,000 as set forth in Section 7.01(G)(i) of each of the Reimbursement Agreements for the quarters ending September 30, 2000 and December 31, 2000, each of the Reimbursement Agreements are modified as follows:

               A. Section 7.01(G) of each of the Reimbursement Agreements is amended to read as follows:

                      (i) The difference between Current Assets less Current Liabilities shall be greater than or equal to -($5,500,000), measured quarterly commencing June 30, 2001. The difference between Current Assets less Current Liabilities for the quarters ending December 31, 2000 and March 31, 2001 shall be greater than or equal to -($9,500,000). For purposes of this calculation, Current Liabilities will exclude payments due under construction draw requests that have committed takeout financing and current portion of the class action litigation settlement stemming from the restatement of Borrower's financial statements for the years ended December 31, 1996 and 1997 and the first three quarters of fiscal year 1998.

                      (ii) Tangible Net Worth plus Subordinated Debentures (defined below) shall be greater than or equal to $175,000,000, measured quarterly.

                      (iii) The Cash Flow Coverage Ratio will be a two-tier test, either of which if not in compliance will cause an Event of Default under the Reimbursement Agreements:

                             (a)    The Borrower's ratio of Net Income (which
shall exclude any restructuring, extraordinary or changes in accounting charges) + Interest Expenses + Depreciation & Amortization divided by Interest Expense + pro-rata (for the quarter) scheduled principal payments on all Indebtedness + pro-rata (for the quarter) annual fees relating to the U.S. Bank Bonds and U.S. Bank Letters of Credit shall be greater than or equal to 1.25:1.00. This will be measured quarterly (Company-Wide Test); and

                             (b)    Each of the group of Washington Properties,
the group of Idaho Properties and the group of Ohio Properties shall independently maintain a financial performance level such that the sum of their quarterly Net Income + Interest Expense + Depreciation & Amortization shall exceed the sum of Interest Expense + pro-rata (for the quarter) scheduled principal payments on the Washington Bonds, the Idaho Bonds and/or the Ohio Bonds, as applicable + pro-rata (for the quarter) annual fees relating to the Washington Bonds, the Idaho Bonds and/or the Ohio Bonds, as applicable and the Washington Letter of Credit, Idaho Letter of Credit and/or Ohio Letter of Credit by 1.25 times, measured quarterly. This covenant will be measured quarterly beginning March 31, 2001 for the group of Washington Properties, September 30, 2001 for the group of Idaho Properties and September 30, 2001 for the group of Ohio Properties. (Individual U.S. Bank Bond Properties' Test).

                      (iv) Borrower shall at all times maintain minimum cash balances (excluding amounts that have been restricted but not excluding Regulatory Cash Collateral), which cash balances shall be measured at the end of each month or fiscal quarter, as applicable:



                Month/Fiscal Quarter                 Minimum Cash Balance Requirement
               ---------------------                 --------------------------------
                     July, 2000                               $    5,500,000
                    August, 2000                              $    5,000,000
                   September, 2000                            $    5,500,000
                    October, 2000                             $    6,000,000
                   November, 2000                             $    1,000,000
                   December, 2000                             $    3,000,000
                   March 31, 2001                             $   11,000,000
                    June 30, 2001                             $    8,000,000
          September 30, 2001 and quarterly                    $   11,000,000
                     thereafter

The Minimum Cash Balance Requirement will no longer be required when the Ohio Housing Financing Agency, Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc.) Series 1998 Series A-1 have been retired and the Ohio Letter of Credit has been surrendered to the Bank.

                      (v) So long as there is no Event of Default under the Reimbursement Agreements or any of the Related Documents, and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default under the Reimbursement Agreements or any of the Related Documents, Borrower may make regularly scheduled installments of interest only payments payable on May 1 and November 1 of each year on Borrower's Convertible Subordinated Debentures due May, 2003, issued in the original principal amount of $75,000,000 and Borrower's Convertible Subordinated Debentures due November, 2002, issued in the original principal amount of $86,250,000 (collectively, the "Subordinated Debentures"). Except as set forth in subsection (vi) below, there shall be no payments of principal, no prepayments of interest or principal, and no refinancing, refunding, repurchase, retirement, modification, restructure or redemption of the Subordinated Debentures without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

                      (vi) Bank approves the Borrower's repurchase for cash of up to $25,000,000 in face value of the Subordinated Debentures before maturity.

               B. Article VII of each of the Reimbursement Agreements is hereby amended to add the following new Section 7.01(AA) immediately following
Section 7.01(Z):

                      7.01(AA)      Notices of Regulatory Actions.

                             (i) Borrower shall provide Bank promptly, and in
               any event within five (5) business days following receipt by Borrower, with copies of all notices, letters, audits, inspection reports, directives, requests for information, pleadings, administrative or other proceedings seeking license revocation or suspension, the appointment of a receiver or interim manager or operator for any Bond Financed Property or any Additional Property, any stop placement or limitation on admission of residents to any Bond Financed Property or any Additional Property, requests for hearing, show cause orders, and other communications received by Borrower from any federal or state regulatory agency that has jurisdiction over the Borrower or any of the Bond Financed Properties or any of the Additional Properties or their operations (individually, "Regulatory Agency" and collectively, "Regulatory Agencies"), together with copies of all notices, letters, responses, actions, pleadings and other communication by Borrower or its counsel to such Regulatory Agencies related to the above regulatory actions and/or sanctions. For purposes of this Section 7.01(AA), Borrower shall include Borrower and any Affiliate or Subsidiary thereof, including, without limitation, all partnerships, limited liability companies or corporations in which Borrower is a general partner, manager, member or shareholder thereof.

                             (ii) Borrower shall notify Bank in writing
               promptly, and in any event within five (5) business days, following the commencement of any litigation by any Regulatory Agency against Borrower, or the commencement of any administrative or other proceeding by any Regulatory Agency seeking license revocation or suspension, the appointment of a receiver or interim manager or operator for any Bond Financed Property or any Additional Property, imposition of civil or criminal fines, fees, penalties or assessments, any stop placement or limitation on admission of residents to any Bond Financed Property or any Additional Property or any other action by such Regulatory Agency that would limit the ability of Borrower to maximize occupancy of such property or the income generated therefrom or the services offered to residents of such Bond Financed Property or such Additional Property (individually and collectively, "Regulatory Action").

                             (iii) Within five (5) days following the
               commencement of any such Regulatory Action against Borrower with respect to any Bond Financed Property or any Additional Property, Borrower shall deposit Five Hundred Thousand Dollars ($500,000) in cash collateral with the Bank (individually and collectively, the "Regulatory Cash Collateral"). Such Regulatory Cash Collateral shall constitute security for any and all indebtedness of Borrower to Bank, including, but not limited to, Borrower's obligations under the Reimbursement Agreements and the Related Documents. Borrower shall execute such documents as Bank may request to perfect the Bank's security interests in the Regulatory Cash Collateral.

                             (iv) Bank will release the Regulatory Cash
               Collateral with respect to each Bond Financed Property or Additional Property to Borrower, provided there is no event of default under the Reimbursement Agreements or any of the Related Documents and no event that with the giving of notice, the passage of time or both would constitute an Event of Default under the Reimbursement Agreements or any of the Related Documents within five (5) business days following the date that the Regulatory Action with respect to each Bond Financed Property or Additional Property has been settled, dismissed or resolved to the satisfaction of both the Regulatory Agency and the reasonable satisfaction of Bank.

        4. Confirmation. The Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) are each hereby modified to provide that the term "Reimbursement Agreement" or "Reimbursement Agreements" shall mean the Reimbursement Agreement or the Reimbursement Agreements, as modified by this Third Amendment. Borrower hereby confirms, subject to this Third Amendment, each of the covenants, agreements and obligations of Borrower set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Borrower acknowledges and agrees that, if and to the extent that the Bank has not heretofore required strict compliance with the performance by Borrower of such covenants, agreements and obligations, such action or inaction shall not constitute a waiver of, or otherwise affect in any manner, Bank's rights and remedies under any of the Reimbursement Agreements, as amended hereby, or any of the Related Documents (as defined in the Reimbursement Agreements), including the right to require performance of such covenants, agreements and obligations strictly in accordance with the terms and provisions thereof except as waived herein. Each Deed of Trust or, with respect to the Ohio Properties, Mortgage which secures the Borrower's obligations under any Reimbursement Agreement is hereby modified to provide that such Deed of Trust or Mortgage secures such Reimbursement Agreement as modified hereby. Borrower represents and warrants that (i) upon execution of this Third Amendment, and (ii) the satisfaction of all of the terms and conditions set forth in this Third Amendment, including, but not limited to, payment of the restructuring fee and other costs and expenses set forth in Section 14 of this Third Amendment, Borrower will not be in default in the performance of any of the obligations, terms, covenants, conditions, representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Borrower has no knowledge of any defenses, offsets or claims which may be asserted by Borrower, or by anyone claiming by or through Borrower, to the indebtedness owed by Borrower to Bank under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) or to the performance of any of the obligations, terms, covenants, conditions, representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

        5. Validity. Except as specifically modified and amended by this Third Amendment, all of the terms, covenants, conditions and provisions of the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) shall remain in full force and effect. Nothing herein shall be deemed or construed to be an impairment of the lien of each Deed of Trust or, with respect to the Ohio Properties, each Mortgage and the lien of each Deed of Trust or each Mortgage shall remain a first lien against the Washington Properties, the Idaho Properties, the Ohio Properties, or the Additional

Properties as applicable, described in such Deed of Trust or, with respect to the Ohio Properties, such Mortgage.

        6. Bankruptcy. Borrower hereby represents and warrants that Borrower has not filed for relief under any chapter of Title 11 of the United States Code, as amended (hereinafter referred to as the "Bankruptcy Code") at any time prior to the date of this Third Amendment, and that it has not been subject to an involuntary petition under the Bankruptcy Code. Borrower further represents and warrants that as of the date of this Third Amendment (i) Borrower is and reasonably believes it will continue to be able to pay all of its creditors in a timely manner; (ii) Borrower will not be rendered insolvent as a result of entering into this Third Amendment and reasonably believes it will continue to have assets which are reasonable in relation to its business; and (iii) the agreements made and obligations provided for herein, were not made or incurred with any intent, actual or otherwise, to hinder, delay or defraud any person or entity. Borrower waives its right pursuant to Bankruptcy Code Section 1121(d) to seek any extension of the exclusive period in which it may file a plan for reorganization and seek approval thereof. The foregoing representations and warranties are a material inducement for Bank to agree to enter into this Third Amendment. Nothing in this Section 6 shall be deemed in any way to limit or restrict any of Bank's rights to seek in the bankruptcy court any relief (or take any other action) that Bank, in Bank's sole discretion, may deem appropriate in the event that a case under the Bankruptcy Code is commenced by or against Borrower, and in particular, Bank shall be free to move for an immediate vacation of the automatic stay under Section 362 of the Bankruptcy Code, and Borrower agrees not to resist or oppose any such motion. Bank shall also be free to move to terminate the exclusive period under Section 1121 of the Bankruptcy Code and/or to dismiss the filed bankruptcy case.

        7.     Release of Claims.

               (a) Release of All Claims. Borrower, on behalf of itself, its affiliates and their respective successors and assigns (collectively, the "Releasing Parties"), hereby release and forever discharge Bank and all of Bank's officers, directors, employees, agents, attorneys, advisors, participants and their respective successors and assigns (collectively, the "Released Parties") from any and all claims, demands, debts, liabilities, contracts, obligations, accounts, torts, causes of action or claims for relief of whatever kind or nature, whether known or unknown, whether suspected or unsuspected, which the Releasing Parties may have or which may hereafter be asserted or accrue against Released Parties, or any of them, resulting from or in any way relating to any act or omission done or committed by Released Parties, or any of them, prior to the date hereof.

               (b) Complete Defense. This release by Releasing Parties shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Bank or any other Released Party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.

        8. No Continuing Waiver. No waiver of any of the provisions of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) shall be deemed, or shall constitute, a continuing waiver of any of the provisions of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) nor shall any provision of this Third Amendment be deemed, or constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any of the provisions of the Reimbursement Agreements shall be binding unless executed in writing by the party making the waiver. Nothing contained in this Third Amendment or in any ongoing discussions or negotiations between Borrower or Bank shall directly or indirectly (i) create any obligation to make any further extension of credit; (ii) create any obligation to make any further forbearance or waiver or defer any enforcement action by Bank as a result of the occurrence of an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) which is not described in Section 2 of this Third Amendment or with respect to any Event of Default which is described in Section 2 of this Third Amendment beyond the dates set forth in Section 2 of this Third Amendment; (iii) constitute a consent or waiver of any past, present or future Event of Default or other violation of any provision of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) except to the extent expressly set forth in Section 2 of this Third Amendment; (iv) constitute a course of dealing or other basis for altering any of Borrower's obligations to Bank under the Reimbursements Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Bank expressly reserves all of its rights, powers and remedies under the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements).

        9. Reaffirmation of Representations and Warranties. Borrower does hereby reaffirm to Bank each of the representations, warranties, covenants and agreements made by Borrower set forth in each of the Reimbursement Agreements with the same force and effect as if each were separately stated herein and made again as of the date hereof. This reaffirmation shall not in any way limit, derogate or abrogate the representations, warranties, covenants and agreements made by Borrower as set forth in the Reimbursement Agreements. Borrower further represents and warrants to Bank that with the exception of the Events of Default as described in Section 2 of this Third Amendment, Borrower is in compliance with all of the terms, covenants, representations, warranties and agreements made by Borrower in the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements). There is no Event of Default under and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default under any of the Reimbursement Agreements, or any of the Related Documents (as defined in the Reimbursement Agreements).

        10. Time is of the Essence. Time is of the essence of this Third Amendment.

        11. Binding Effect. This Third Amendment shall be binding upon Borrower and its successors and permitted assigns and shall inure to the benefit of Bank and its successors and assigns.

        12. Prior Agreements. The Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements), including this Third Amendment and the documents attached as exhibits to or referred to in this Third Amendment
(i) integrate all the terms and conditions mentioned in or incidental to the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements), (ii) supersede all oral negotiations and prior and other writings with respect to the subject matter thereof, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Third Amendment modifying and restructuring the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Third Amendment and those of any of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements), the terms, conditions and provisions of this Second Amendment shall prevail.

        13. No Rights Conferred on Others. Nothing contained in this Third Amendment, the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) shall be construed as giving any person, other than the parties hereto, any right, remedy or claim under or in respect of this Third Amendment except for the rights granted to the Released Parties in Section 7 hereof.

        14. Costs and Expenses. Bank's agreement to forbear and waive certain Events of Default under the Reimbursement Agreements is expressly conditioned upon payment to Bank of a non-refundable restructuring fee of $34,700, of which $15,000 has been paid. Borrower shall reimburse Bank for all fees, costs and expenses incurred by Bank in the negotiation, preparation and administration of the modification and restructuring of the Reimbursement Agreements and other Related Documents contemplated by this Third Amendment. Such fees and costs include, but are not limited to, outside counsel attorney fees and costs, inspection fees, UCC searches, filing and recording fees, and the costs incurred to satisfy all terms of this Third Amendment. All such costs and expenses shall be paid upon execution of this Third Amendment.

        15. Governing Law. This Third Amendment and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Washington. If any court of competent jurisdiction determines any provision of this Third Amendment or any of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part hereof or of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

        16. Voluntary Agreement. The Borrower acknowledges that the Borrower is represented by legal counsel of the Borrower's choice, is fully aware of the terms contained in this Third Amendment, and has voluntarily and without coercion or duress of any kind entered into this Third Amendment and the documents executed in connection with this Third Amendment.

      17. Counterparts. This Third Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      18. NOTICE RE ORAL COMMITMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Bank"                                        "Borrower"

U.S. BANK NATIONAL ASSOCIATION                ASSISTED LIVING CONCEPTS, INC.,
                                              a Nevada corporation

By      /s/Brian Boatman                      By      /s/ Drew Q. Miller
   ---------------------------------                -----------------------
Name    Brian Boatman                         Name    Drew Q. Miller
     -------------------------------                -----------------
Title   A.V.P.                                Title   CFO & Treasurer
      ------------------------------                -----------------